UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934
Date of Report (Dated of earliest event reported): November 9, 2021

HERITAGE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 000-29480

Washington			91-1857900
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

201 Fifth Avenue SW,	Olympia	WA	98501
(Address of principal executive offices)			(Zip Code)
(360) 943-1500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, no par value	HFWA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of New Directors

On November 8, 2021 the Board of Directors (“Board”) of Heritage Financial Corporation (“Heritage”) approved the appointment of Trevor Dryer and Gail Giacobbe to the Heritage Board effective January 1, 2022. In addition, Mr. Dryer and Ms. Giacobbe were also appointed to the Board of Directors of Heritage’s financial institution subsidiary, Heritage Bank. Mr. Dryer will serve on the Audit and Risk Committees and Ms. Giacobbe will serve on the Compensation and Risk Committees.

For further information concerning Mr. Dryer’s and Ms. Giacobbe’s backgrounds, reference is made to the press release dated November 9, 2021, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

There are no family relationships between Mr. Dryer or Ms. Giacobbe and any director or other executive officer of Heritage or its subsidiaries and neither Mr. Dryer nor Ms. Giacobbe was appointed as a director pursuant to any arrangement or understanding with any person. Mr. Dryer and Ms. Giacobbe have not engaged in any transactions with Heritage or its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1    Press Release dated November 9, 2021 announcing the new directors
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

Date:
November 9, 2021	/S/ JEFFREY J. DEUEL
Jeffrey J. Deuel
President and Chief Executive Officer
(Duly Authorized Officer)